EXHIBIT 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant To NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

SPORTS MEDIA ENTERTAINMENT CORP

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

COMMON AUTHORIZED 300,000 PAR VALUE $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

COMMON AUTHORIZED 300,000,000 PAR VALUE $0.001

see attachment

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

COMMON SHARES 1 FOR 30

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

ROUNDED UP TO A WHOLE SHARE

7. Effective date and time of filing: (optional)	Date: 1/16/2015	Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Timothy Hart	CEO
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

SPORTS MEDIA ENTERTAINMENT CORP

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

COMMON AUTHORIZED 300,000,000 PAR VALUE $0.001

SERIES A PREFERRED AUTHORIZED 40,000,000 PAR VALUE $0.001

SERIES b PREFERRED AUTHORIZED 4,000,000 PAR VALUE $0.001